Supplement dated June 13, 2007
To PROSPECTUS SUPPLEMENT dated May 29, 2007
(To Prospectus dated May 22, 2007)

$1,335,302,283 (Approximate)
LEHMAN MORTGAGE TRUST

Mortgage Pass-Through Certificates, Series 2007-5

Lehman Brothers Holdings Inc.	Aurora Loan Services LLC
Sponsor and Seller	Master Servicer
Lehman Mortgage Trust 2007-5	Structured Asset Securities Corporation
Issuing Entity	Depositor

Notwithstanding anything to the contrary in the attached Prospectus Supplement dated May 29, 2007 (the ‘‘Prospectus Supplement’’), the definition of “Class Notional Amount” with respect to the Class 4-A5 Certificates on page S-141 will be changed to the following:

•  The Class Notional Amount of the Class 4-A5 Certificates for any Distribution Date will be equal to approximately six times the Class Principal Amount of the Class 4-A4 Certificates immediately preceding such Distribution Date. The initial Class Notional Amount of the Class 4-A5 Certificates is approximately $214,701,428.

All of the other portions of the Prospectus Supplement shall remain unchanged. Capitalized terms used but not defined in this supplement have the meanings given to them in the Prospectus Supplement.

Underwriter:

Lehman Brothers

June 13, 2007